AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 23, 2004
                                                   REGISTRATION NO. 333-
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                  DSL.NET, INC.
             (Exact Name of Registrant as Specified in Its Charter)

            DELAWARE                                    06-1510312
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
 Incorporation or Organization)

                        545 LONG WHARF DRIVE, FIFTH FLOOR
                               NEW HAVEN, CT 06511
               (Address of Principal Executive Offices) (Zip Code)

                              --------------------

                             STOCK OPTION AGREEMENT
                            (Full Title of the Plan)

                              --------------------

                               ROBERT J. DESANTIS
                             CHIEF FINANCIAL OFFICER
                                  DSL.NET, INC.
                        545 LONG WHARF DRIVE, FIFTH FLOOR
                               NEW HAVEN, CT 06511
                     (Name and Address of Agent for Service)
                                 (203) 772-1000
          (Telephone Number, including area code, of Agent for Service)

                              --------------------

                                    Copy to:

                              Mark H. Burnett, Esq.
                         Testa, Hurwitz & Thibeault, LLP
                                 125 High Street
                                Boston, MA 02110
                            Telephone: (617) 248-7000
                            Telecopy: (617) 248-7100

================================================================================

=================================================================================================================
                                          CALCULATION OF REGISTRATION FEE
=================================================================================================================
                                                                  PROPOSED    PROPOSED
                                                                   MAXIMUM     MAXIMUM
                                                                  OFFERING    AGGREGATE
                                                 AMOUNT TO BE     PRICE PER    OFFERING           AMOUNT OF
  TITLE OF SECURITIES TO BE REGISTERED           REGISTERED(1)     SHARE(2)     PRICE         REGISTRATION FEE(3)
  ------------------------------------           -------------     --------     -----         -------------------

Common Stock (Par Value $0.0005 Per Share)        10,000,000        $0.48     $4,800,000           $608.16

TOTAL:                                            10,000,000                  $4,800,000           $608.16
-------------------------------------------

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration
Statement shall also cover any additional shares of Common Stock which become issuable upon exercise of options granted under the Stock Option Agreement by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2) The exercise price of such options was set at the date of issuance at $0.48 per share.

(3) Calculated pursuant to Section 6(b) of the Securities Act.

=================================================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

         As specified by Rule 428(b)(1) under the Securities Act, DSL.net, Inc. (the "Corporation" or "Registrant") will give or send the documents containing the information specified in this Item 1 to Kirby G. Pickle (the "Employee"). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         The documents containing the information specified in this Item 2 and the documents incorporated by reference in Item 3 of Part II below will be sent or given to the employee as specified by Rule 428(b) under the Securities Act without charge, upon written or oral request. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Please direct all requests for copies of any of the documents noted above in writing to DSL.net. Inc., Attention: Corporate Secretary, 545 Long Wharf Drive, Fifth Floor, New Haven, CT, 06511 or by telephone at (203) 772-1000.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this Registration Statement:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed with the Commission on April 14, 2004 pursuant to the Exchange Act, which contains audited financial statements for the fiscal year ended December 31, 2003;

         (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, filed with the Commission on May 14, 2004 pursuant to the Exchange Act, which contains unaudited financial statements for the quarter ended March 31, 2004;

         (c) The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, filed with the Commission on August 13, 2004 pursuant to the Exchange

                  Act, which contains unaudited financial statements for the quarter ended June 30, 2004; and

         (d) The exhibit entitled "Description of Capital Stock" contained in Exhibit 6 to the Registrant's Registration Statement on Form 8-A, filed with the Commission on August 3, 2004 pursuant to Section 12(b) of the Exchange Act.

         All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Pursuant to its by-laws, the Corporation shall indemnify, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or such director or officer of the Corporation is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or non-profit entity, against expenses (including attorneys' fees and disbursements, inclusive of any appeal), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such claim, action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any claim, action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         The Corporation shall indemnify any person who is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or such director or officer of the Corporation is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or non-profit entity, against expenses (including attorneys' fees and disbursements, inclusive of any appeal) actually and reasonably incurred by him in connection with the defense or settlement of such claim, action or suit if he acted in good faith and in a manner he reasonably believed to be in or is not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that a court of competent jurisdiction (the "Court") in which such claim, action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court shall deem proper.

         To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claims, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees and disbursements, inclusive of any appeal) actually and reasonably incurred by such person in connection therewith, notwithstanding that such person has not been successful (on the merits or otherwise) on any other claim, issue or matter in any such claim, action, suit or proceeding.

         Moreover, the certificate of incorporation of the Corporation provides that a director of the Corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Delaware (the "General Corporation Law") as it now exists or as it may hereafter be amended, not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law, or
(iv) for any transaction from which the director derived any improper personal benefit. If the General Corporation Law is amended to authorize corporation action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be, and hereby is, eliminated or limited to the fullest extent permitted by the General Corporation Law, as so amended.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Corporation pursuant to the foregoing provision, the Corporation has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         The Corporation maintains directors and officers liability insurance for the benefit of its directors and officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         EXHIBIT
         -------
           NO.                           EXHIBIT
           ---                           -------

          4.01 Specimen Certificate for shares of the Registrant's Common Stock (filed as Exhibit 4.01 to the Registrant's Registration Statement on Form S-1 filed on August 30, 1999 (Registration No. 333-80141) and incorporated herein by reference).

          4.02 Amended and Restated Certificate of Incorporation, as amended, of the Registrant (filed as Exhibit 4.01 to the Registrant's Registration Statement on Form S-8 filed on October 31, 2003 (Registration No. 333-110131) and incorporated herein by reference).

          4.03      Amended and Restated By-Laws of the Registrant (filed as
                    Exhibit 4.02 to the Registrant's Registration Statement on Form S-8 filed on June 6, 2002 (Registration No. 333-89886) and incorporated herein by reference).

          4.04 Stock Option Agreement between the Registrant and Kirby G. Pickle (filed as Exhibits 4.01 and 10.02 to the Registrant's Quarterly Report on Form 10-Q filed on August 13, 2004 and incorporated herein by reference).

          4.05 Description of Capital Stock (filed as Exhibit 6 to the Registrant's Registration Statement on Form 8-A filed on August 3, 2004 pursuant to Section 12(b) of the Exchange Act and incorporated herein by reference).

          5.01      Opinion of Testa, Hurwitz & Thibeault, LLP (filed herewith).

          23.01     Consent of PricewaterhouseCoopers LLP (filed herewith).

          23.02     Consent of Testa, Hurwitz & Thibeault, LLP (included in
                    Exhibit 5.01).

          24.01 Power of Attorney (included as part of the signature page to this Registration Statement).

ITEM 9.   UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                        (iii) To include any material information with respect
                              to the plan of distribution not previously disclosed in the registration statement or any material change to information in the registration statement;

                  PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-9 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New Haven, State of Connecticut, on this 23rd day of August, 2004.

                                        DSL.net, Inc.

                                        By: /s/ Robert J. DeSantis
                                           ---------------------------
                                        Name: Robert J. DeSantis
                                        Title: Chief Financial Officer



                        POWER OF ATTORNEY AND SIGNATURES

            Each of the undersigned officers and directors of DSL.net, Inc. hereby constitutes and appoints Robert J. DeSantis and Marc R. Esterman, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments to this Registration Statement on Form S-8 (including post-effective amendments) required to be executed on behalf of himself as an individual or in his capacity as an officer or director, as the case may be, on behalf of DSL.net, Inc., pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and any and all regulations promulgated thereunder, and to file the same, with all exhibits thereto, and any other documents in connection therewith, with the Securities and Exchange Commission, and with any other entity when and if such is mandated by the Securities Act or by the By-laws of the National Association of Securities Dealers, Inc., and generally to do all things in his name and on his behalf in his capacity as an officer or director to enable DSL.net, Inc., to comply with the provisions of the Securities Act, granting unto his said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof, or may have done in connection with the matters described above, and hereby ratifying and confirming his signature as it may be signed by his said attorney-in-fact and agent to said Registration Statement and all amendments thereto.

            Pursuant to the requirements of the Securities Act, this Registration Statement and this Power of Attorney have been signed by the following persons in the capacities and on the date indicated.

         SIGNATURE                      TITLE(S)                       DATE
         ---------                      --------                       ----


/s/ Kirby G. Pickle             Chief Executive Officer          August 23, 2004
----------------------------    (Principal Executive Officer)
Kirby G. Pickle                 and Class III Director


/s/ Robert J. DeSantis          Chief Financial Officer          August 23, 2004
----------------------------    (Principal Financial
Robert J. DeSantis              and Accounting Officer)


/s/ Robert B. Hartnett, Jr.     Class I Director                 August 23, 2004
----------------------------
Robert B. Hartnett, Jr.


/s/ Roderick Glen MacMullin     Class I Director                 August 23, 2004
----------------------------
Roderick Glen MacMullin


/s/ Robert G. Gilberston        Class II Director                August 23, 2004
----------------------------
Robert G. Gilbertson


/s/ Paul Keeler                 Class II Director                August 23, 2004
----------------------------
Paul Keeler


/s/ William J. Marshall         Class II Director                August 23, 2004
----------------------------
William J. Marshall


/s/ Roger Ehrenberg             Class III Director               August 23, 2004
----------------------------
Roger Ehrenberg


/s/ Duncan M. Davidson          Class III Director               August 23, 2004
----------------------------
Duncan M. Davidson


/s/ James D. Marver             Class III Director               August 23, 2004
----------------------------
James D. Marver

EXHIBIT INDEX

         EXHIBIT
           NO.                           EXHIBIT
           ---                           -------

          4.01 Specimen Certificate for shares of the Registrant's Common Stock (filed as Exhibit 4.01 to the Registrant's Registration Statement on Form S-1 filed on August 30, 1999 (Registration No. 333-80141) and incorporated herein by reference).

          4.02 Amended and Restated Certificate of Incorporation, as amended, of the Registrant (filed as Exhibit 4.01 to the Registrant's Registration Statement on Form S-8 filed on October 31, 2003 (Registration No. 333-110131) and incorporated herein by reference).

          4.03      Amended and Restated By-Laws of the Registrant (filed as
                    Exhibit 4.02 to the Registrant's Registration Statement on Form S-8 filed on June 6, 2002 (Registration No. 333-89886) and incorporated herein by reference).

          4.04 Stock Option Agreement between the Registrant and Kirby G. Pickle (filed as Exhibits 4.01 and 10.02 to the Registrant's Quarterly Report on Form 10-Q filed on August 13, 2004 and incorporated herein by reference).

          4.05 Description of Capital Stock (filed as Exhibit 6 to the Registrant's Registration Statement on Form 8-A filed on August 3, 2004 pursuant to Section 12(b) of the Exchange Act and incorporated herein by reference).

          5.01      Opinion of Testa, Hurwitz & Thibeault, LLP (filed herewith).

          23.01     Consent of PricewaterhouseCoopers LLP (filed herewith).

          23.02     Consent of Testa, Hurwitz & Thibeault, LLP (included in
                    Exhibit 5.01).

          24.01 Power of Attorney (included as part of the signature page to this Registration Statement).